May 7, 2014

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:

RJD Green, Inc.

File No. 333-170312

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated February 25, 2014 of RJD Green, Inc. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP